True Drinks Announced Q1’2015 Financial Results

IRVINE, CA – (Marketwire – May 14, 2015) – True Drinks, Inc. (OTC QB: TRUU), makers of the zero-sugar, vitamin-enhanced AquaBall™ Naturally Flavored Water, today announces its financial results for the first quarter of 2015.

Achievements in First Quarter of 2015:

•

Revenues for First Quarter up 19% over year ago period;

•

Completed a $4.3 million round of financing in February;

•

Completed a $2.7 million round of financing in March and used proceeds to repay outstanding debt. All remaining debt was converted into equity;

•

Gained replenishment status in two regions at Sam’s Club;

•

Margins improved from 8% in Q4’2014 to 20% in Q1’2015;

•

Same store sales grew 391% Q1 2015 vs. Q1 2014, the highest in the category;

•

National ACV grew from 6.6% to 7.2% year to date 2015 in all channel Nielsen Syndicated reporting;

•

New Distribution in 840 retail accounts including Loblaws in Canada.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “2015 started off with a new equity investment allowing us access to the working capital we needed to accelerate the growth of AquaBall Naturally Flavored water. The brand is driving growth within the category at a rate faster then our competitors allowing AquaBall to build market share. We now look forward to the balance of 2015 with new retail partners like Target Stores, Jetro, and Sam’s Club, each major contributors to our growth plan.” He added, “We also had the opportunity to erase our debt and focus on gross margin improvement, getting us closer to sustainable long-term profitability and improved marginal contribution. We are excited about the milestones that we have achieved to-date and are more confident then ever that we will reach our internal goals.”

Management will hold a conference call to discuss Q1 2015 financial results and to give a shareholder update today, Thursday, May 14, 2015 at 4:30PM EDT / 1:30PM PDT.

First Quarter 2015 Financial Results Conference Call Details:

Date:

Thursday, May 14, 2015

Time:

4:30PM Eastern / 1:30PM Pacific

Participant Dial-In:

877-407-8133 (Toll Free), 201-689-8040 (International)

It is recommended that participants dial in approximately 10 minutes prior to the start of the 4:30PM Eastern call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/.

About True Drinks, Inc.

True Drinks is a healthy beverage provider with licensing agreements with Disney and Marvel for use of their characters on its proprietary, patented bottles. AquaBall™ is a naturally flavored, vitamin-enhanced, zero- calorie, dye-free, sugar-free alternative to juice and soda. AquaBall™ is currently available in four flavors: orange, grape, fruit punch and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500

TRUE DRINKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash	$48,803	$668,326
Accounts receivable, net	545,361	343,709
Inventory	1,429,086	1,363,443
Prepaid expenses and other current assets	713,855	628,675
Total Current Assets	2,737,105	3,004,153

Restricted Cash	133,231	133,198
Property and Equipment, net	3,711	4,587
Patents, net	1,176,470	1,211,765
Trademarks, net	-	6,849
Goodwill	3,474,502	3,474,502
Total Assets	$7,525,019	$7,835,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,565,423	$1,922,285
Debt	129,884	4,263,002
Derivative liabilities	3,396,940	1,569,522
Total Current Liabilities	5,092,247	7,754,809

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common Stock, $0.001 par value, 120,000,000 shares authorized, 53,691,225 and 48,622,675 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	53,691	48,623
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,342,870 and 1,490,995 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,343	1,491
Preferred Stock – Series C (liquidation preference $100 per share), $0.001 par value, 90,000 shares authorized, 57,148 and 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	57	-
Additional paid in capital	23,013,807	18,388,212
Accumulated deficit	(20,636,126)	(18,358,081)

Total Stockholders’ Equity	2,432,772	80,245

Total Liabilities and Stockholders’ Equity	$7,525,019	$7,835,054

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRUE DRINKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net Sales	$764,975	$650,532

Cost of Sales	620,728	529,301

Gross Profit	144,247	121,231

Operating Expenses
Selling and marketing	650,365	570,528
General and administrative	1,421,268	991,806
Total operating expenses	2,071,633	1,562,334

Operating Loss	(1,927,386)	(1,441,103)

Other Expense
Change in fair value of derivative liabilities	(142,922)	(2,125,537)
Interest expense	(207,737)	(37,129)
	(350,659)	(2,162,666)

NET LOSS	$(2,278,045)	$(3,603,769)

Declared dividends on Preferred Stock	66,872	133,204

Net loss attributable to common stockholders	$(2,344,917)	$(3,736,973)

Loss per common share, basic and diluted	$(0.05)	$(0.13)

Weighted average common shares outstanding, basic and diluted	50,548,805	27,902,154

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRUE DRINKS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,278,045)	$(3,603,769)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	876	3,530
Amortization	42,144	47,794
Provision for bad debt expense	(6,847)	-
Change in estimated fair value of derivative	142,922	2,125,537
Fair value of stock issued for services	453,062	39,875
Stock based compensation	129,098	123,364
Change in operating assets and liabilities:
Accounts receivable	(194,805)	(132,852)
Restricted cash	(33)	-
Inventory	(65,643)	(180,038)
Prepaid expenses and other current assets	(85,180)	42,365
Accounts payable and accrued expenses	(270,954)	(287,219
Net cash used in operating activities	(2,133,405)	(1,821,413)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	-	(2,349)
Net cash used in investing activities	-	(2,349)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends Paid	-	(2,194)
Proceeds from issuance of Series B Preferred Stock, net	-	1,887,412
Proceeds from issuance of Series C Preferred Stock	4,500,000	-
Repayments on debt	(2,986,118)	(270,000)
Net cash provided by financing activities	1,513,882	1,615,218

NET DECREASE IN CASH	(619,523)	(208,544)

CASH- beginning of period	668,326	3,136,766

CASH- end of period	$48,803	$2,928,222

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$122,556	$7,944
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$2,222	$6,033
Conversion of notes payable and accrued interest to common stock	$-	$764,938
Conversion of notes payable and accrued interest to Series C preferred stock	$1,214,206	$-
Dividend paid in common stock	$85,573	$-
Dividends declared but unpaid	$66,872	$133,204
Cashless exercise of warrants	$-	$616,411
Warrants issued in connection with Series B Preferred Offering	$-	$7,944
Warrants issued in connection with Series C Preferred Offering	$1,684,496	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.